Sprott Funds Trust 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.56 and Amendment No.58 to the Registration Statement on Form N-1A of Sprott Funds Trust and to the use of our report dated February 28, 2025 on the financial statements and financial highlights of the Sprott Gold Miners ETF, Sprott Junior Gold Miners ETF, Sprott Uranium Miners ETF, Sprott Junior Uranium Miners ETF, Sprott Copper Miners ETF, Sprott Junior Copper Miners ETF, Sprott Nickel Miners ETF, Sprott Lithium Miners ETF, Sprott Critical Materials ETF each a series of shares of Sprott Funds Trust appearing in Form N- CSR for the year ended December 31, 2024 which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 29, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.56 and Amendment No.58 to the Registration Statement on Form N-1A of Sprott Funds Trust and to the use of our report dated February 28, 2025 on the financial statements and financial highlights of the Sprott Gold Equity Fund, a series of shares of Sprott Funds Trust appearing in Form N-CSR for the year ended December 31, 2024 which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 29, 2025